UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]        Preliminary proxy statement

[   ]        Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

[   ]        Definitive proxy statement

[X]        Definitive additional materials

[   ]        Soliciting material under Rule 14a-12

THE HARTFORD MUTUAL FUNDS II, INC.

(Name of Registrants as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X]  No fee required

[   ]  Fee paid previously with preliminary materials

[   ]  Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

Dear [                    ],

I’m reaching out on behalf of Hartford Funds. As you may be aware, the Special Meeting of Shareholders of The Hartford Growth Opportunities Fund is scheduled to be held Wednesday, December 13th.

We need your help! Our records indicate that you own shares in the Fund and have not voted yet.

In case it is helpful, I have attached another copy of the proxy statement that explains the details of the proposal that you are being asked to vote on.

Please vote now by simply responding to this email and we will have your vote cast in time for the shareholder meeting.

You can respond with one of the following options.

I wish to vote FOR

I wish to vote AGAINST

I wish to vote ABSTAIN

If you are undecided, we ask your permission to simply provide us with your ABSTAIN vote.

We can’t thank you enough for your time and attention in this matter. Please feel free to reach out to me directly if you have any questions.

Sincerely,

[                    ]